                                                                   Exhibit 10.20


Confidential treatment has been requested for certain portions of this exhibit pursuant to Rule 406 under the Securities Act of 1933, as amended.


                                  CISCO SYSTEMS

                     Cisco PSS Agreement Number ___________

                        Cisco PSS SOW Number ___________

                     Professional Services Subcontract (PSS)

         Professional Services Subcontract Agreement ("Agreement") is made and entered into between Cisco Systems, Inc., a California corporation, with offices at 170 West Tasman Drive, San Jose, California 95134 ("Cisco"), and Predictive Systems, Inc., a Delaware corporation, with its principal place of business at 145 Hudson Street, New York, New York 10013 ("Subcontractor").

         IN WITNESS WHEREOF, the duly authorized representatives of the parties hereto have caused this Agreement to be duly executed.

CISCO SYSTEMS, INC.                                 PREDICTIVE SYSTEMS, INC.

By: [****]                                          By:  [****]

Name: [****]                                        Name:  [****]

Title:  [****]                                      Title: [****]

Date: 5/14/99                                       Date: 5/13/99

GENERAL TERMS AND CONDITIONS

In consideration of the mutual covenants and promises set forth below, the parties agree as follows:

1.       DEFINITIONS; RULES OF INTERPRETATION.

1.1. "Customer" means the entity with which Cisco has entered into a PSA (as defined below) and which is the recipient of the Services and Deliverables provided by Subcontractor pursuant to this Agreement and an SOW. A Customer shall be identified in each Statement of Work issued hereunder.

1.2. "Deliverables" means, with respect to each SOW, the items specified in such SOW as deliverables.

1.3. "Effective Date" means the last date written on the first page of this Agreement.

1.4.     [Reserved].


**** Represents material which has been redacted pursuant to a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended.

1.5. "Professional Services Agreement" or "PSA" means, with respect to each SOW, the contract between Cisco and the Customer in connection with which such SOW is issued to Subcontractor, as amended from time to time.

1.6. "Results" means all works of authorship, copyrightable works and inventions made, created, developed, conceived or reduced to practice by Subcontractor, either alone or jointly with others, during the term of this Agreement (i) in connection with the Services or Subcontractor Work Product or (ii) which relate to any Cisco or Customer Confidential Information (as defined in Section 3, Confidentiality, below).

1.7. "Services" means that portion of the services required under the PSA which Subcontractor shall provide to Customer and/or Cisco as subcontractor to Cisco and which are described in any SOW issued pursuant to this Agreement.

1.8. "Software" means any Cisco software in object code form, which is listed from time to time on Cisco price list(s) and made available for license by Cisco, and any new releases (such as standard releases of the Software which may include bug fixes and new features), updates to, or upgrades thereof made available by Cisco to its Customers with or without charge.

1.9. "Statement of Work" ("SOW") means each document agreed upon by Cisco and Subcontractor which further specifies Services to be performed and the Deliverables to be provided to Cisco or the Customer, and any other performance requirements mutually agreed to between the parties. Each SOW shall be issued substantially in the form shown in Exhibit A and shall be incorporated herein in its entirety by reference.

1.10. "Subcontractor Work Product" means any and all items and information delivered to Cisco or generated by Subcontractor or its subcontractor(s) in the course of providing Services under this Subcontract, whether in hard copy or electronic form, including all Deliverables, works of authorship, programming tools, reports, designs, analyses, source and object code, user or procedural manuals and other supporting material, summaries, literature, test results, recommendations, drawings and workpapers.

1.11. The following rules of interpretation shall apply to this Agreement and each SOW:

         1.11.1. The term "including" and its derivatives means "including, without limitation" unless the context clearly states otherwise.

         1.11.2. Words importing persons include firms, associations, limited liability companies, partnership, trusts, corporations and other legal entities, including public bodies, as well as natural persons.

         1.11.3. Any headings preceding the text of the Articles and Sections of this Agreement are solely for convenience or reference and do not constitute a part of this Agreement, nor do they affect the meaning, construction or effect of this Agreement.

         1.11.4. Words importing the singular shall include the plural and vice versa. Words of the masculine gender shall be deemed to include the correlative words of the feminine gender.

         1.11.5. All references to a number of days mean calendar days, unless expressly indicated otherwise.

         1.11.6. All reference herein to the "Agreement" shall include the appendices, exhibits and schedules to this Agreement, including all SOWs.

         1.11.7. The word "shall" when used in this Agreement is word of mandate, construed as "must."

2.       DUTIES OF SUBCONTRACTOR.

2.1. Subcontractor shall provide the Services and the Subcontractor Work Product during the term of this Agreement in accordance with the terms and conditions of this Agreement, any SOW and the PSA. Subcontractor shall comply with all obligations of Cisco contained in the terms and conditions of the PSA which are provided in writing to Subcontractor, its agent or subcontractor prior to entering into the applicable SOW that relate to the Services and the Subcontractor Work Product as if Subcontractor were substituted for Cisco with respect to such terms and conditions. Subcontractor shall not perform any act with respect to the Services or the Subcontractor Work Product that Cisco is prohibited from performing under the PSA which are provided in writing to Subcontractor, its agent or subcontractor prior to entering into the applicable SOW. Subcontractor shall not perform any act, or fail to take any act, that would cause Cisco to be in breach of the PSA so long as Subcontractor, its agent or subcontractor has been provided with the applicable provisions of the PSA. Subcontractor will provide all resources, facilities, management, labor, expertise, skills, tools and equipment necessary for the performance of this Agreement and any SOW.

2.2.     [****]

2.3.     Subcontractor shall:

         (i) keep Cisco advised of the progress of the delivery of the Services and the status of the Deliverables,


**** Represents material which has been redacted pursuant to a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended.

         (ii) permit any designated representative of Cisco periodically to review the work of Subcontractor personnel performing Services and preparing Deliverables,

         (iii) timely perform the Services in a timely manner and provide the Deliverables in accordance with each SOW, and

         (iv) keep accurate records of work performed on each SOW, evidence of which Subcontractor shall provide to Cisco upon Cisco's request, consistent with Section 19.2 hereof.

2.4. Subcontractor shall comply with all reasonable instructions given by Cisco in connection with performance of this Agreement or any SOW.

2.5. Subcontractor has obtained all licenses, permits and approvals required by any federal, state or local licensing, regulatory, or other agency for performance of the work required by this Agreement or any SOW.

2.6. Subcontractor's duties and responsibilities under this Agreement shall not be subcontracted to any other person or entity, in whole or in part, without prior written notice to and approval by Cisco and, if required by the PSA, the Customer.

2.7. If Subcontractor's use of subcontractor(s), consultants or other third parties is authorized under this Agreement or a particular SOW, Subcontractor shall execute an agreement with such parties which requires compliance with the terms of this Agreement and the SOW under which work is subcontracted. Such agreement shall provide that (i) Cisco shall have the right to enforce the provisions of such agreement and (ii) Cisco's audit rights as provided for in Section 19.2 below shall include access to records of Subcontractor's subcontractor(s) to assess compliance with this provision.

3.       CONFIDENTIALITY.

3.1. Subcontractor acknowledges that, in connection with this Agreement and its relationship with Cisco, it may obtain information relating to Cisco or Cisco's hardware, software, services or products which is of a confidential and proprietary nature ("Confidential Information"). Such Confidential Information may include, but is not limited to, trade secrets, know-how, inventions, techniques, processes, programs, schematics, software source documents, data, customer lists, financial information, and sales and marketing plans or information which Subcontractor knows or has reason to know is confidential, - proprietary or trade secret information of Cisco, its affiliates and suppliers. Subcontractor shall at all times, both during the term of this Agreement and for a period of at least [****] after its expiration or termination or the completion of the last SOW, whichever is later, keep in trust and confidence all such Confidential Information, and shall not use such Confidential Information other than as expressly authorized by Cisco under this Agreement, nor shall Subcontractor disclose any such Confidential Information to third parties without Cisco's written consent. Subcontractor further agrees to immediately return to Cisco all Confidential Information (including copies thereof) in

**** Represents material which has been redacted pursuant to a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended.

         Subcontractor's possession, custody, or control upon expiration or termination of this Agreement at any time and for any reason or the completion of the last SOW, whichever is later. The obligations of confidentiality shall not apply to information which (a) has entered the public domain except where such entry is the result of Subcontractor's breach of this Agreement or other applicable confidentiality agreement; (b) prior to disclosure hereunder was already rightfully in Subcontractor's possession under no obligation of confidentiality; (c) subsequent to disclosure hereunder is obtained by Subcontractor on a nonconfidential basis from a third party who has the right to disclose such information to the Subcontractor; or (d) is independently developed without restriction on disclosure and without the use of any Confidential Information. Nothing contained in this
         Section 3.1 shall prohibit Subcontractor from making disclosure of Confidential Information to the extent (but only to the extent) required by court order, provided that Subcontractor shall use its best efforts to give Cisco at the earliest practicable time prior notice as to the nature of the required disclosure or request for such disclosure, whichever is earlier, so as to afford Cisco the maximum possible opportunity to challenge the need for such disclosure; and provided further that Subcontractor shall cooperate with Disco in resisting such disclosure.

         For purposes of this Agreement, Confidential Information of Cisco is deemed to include (i) any information provided to Subcontractor which Cisco is required to keep confidential pursuant to the terms of the PSA and (ii) any Confidential Information of a Customer which Cisco or the Customer may provide to Subcontractor in order to propose or perform work in accordance with any SOW hereunder (collectively (i) and (ii) are referred to herein as "Customer Confidential Information"). Subcontractor shall comply with the confidentiality provisions of the PSA related to all Customer Confidential Information.

3.2. Neither party shall disclose, advertise, or publish the terms and conditions of this Agreement or any SOW without the prior written consent of the other party. Any press release or publication regarding this Agreement or any SOW is subject to prior review and written approval of the parties. Subcontractor shall not disclose the existence of any relationship with Cisco without Cisco's prior written approval.

3.3. Notwithstanding anything in this Agreement to the contrary, neither party shall use the other party's name, logo, trademarks, service marks, or other proprietary symbols or designations (the "Marks") without the prior consent of the other party. Subcontractor shall have no claim or right in Cisco's Marks, including but not limited to trademarks, service marks, or trade names owned, used or claimed now or in the future by Cisco. Subcontractor shall not make any claim to Cisco's Marks or lodge any filings with respect to Cisco's Marks or marks confusingly similar to Cisco's Marks, whether on behalf of Cisco or in its own name or interest, without the prior written consent of Cisco.

4.       SUBCONTRACTOR'S REPRESENTATIONS, WARRANTIES, AND COVENANTS.

         Subcontractor represents, warrants and covenants as follows:

4.1. Subcontractor's performance of this Agreement and all SOWs will not breach any agreement Subcontractor has with another party and there is no other contract or duty on Subcontractor's part now in existence that is inconsistent with this Agreement. Subcontractor warrants to Cisco that the performance of the services shall not cause Cisco to be in breach of any representation, warranty, covenant or other obligation of Cisco in the PSA which relate to the Services or the Subcontractor Work Product. Subcontractor makes the same representations, warranties and covenants to Cisco as Cisco makes to Customer pursuant to the PSA (subject to the disclaimers and exclusions therein), which relate to the Services or the Subcontractor Work Product; provided that Subcontractor shall have been previously furnished with the relevant portions of a copy thereof in accordance with Section 2.1.

4.2. Subcontractor, its employees and subcontractor(s), during the term of the Agreement:

         4.2.1. shall comply with all applicable state and local laws, ordinances, codes, regulations, rules, policies and procedures and all applicable federal laws, Presidential Executive Orders, and government regulations, and the requirements of any other public or private authority, respecting the performance by Subcontractor of its duties and responsibilities under this Agreement;

         4.2.2. shall (i) have obtained all licenses, permits and approvals required by any federal, state or local licensing, regulatory, or other agency or authority for performance of the work required by this Agreement or any SOW; (ii) maintain, in full force and effect, all such licenses, permits, authorizations and approvals during the Term of this Agreement and until all the Subcontractor Work Product and Services have been accepted pursuant to Article 8 of this Agreement or such later time as Cisco may reasonably require (collectively, (i) and (ii) of this Section 4.2.2 are referred to as "Authorizations"), (iii) coordinate with Cisco to the extent necessary to obtain Cisco's or Customer's cooperation in obtaining any Authorizations, and (iv) inform Cisco immediately of the expiration, termination, non-renewal, denial or revocation of any Authorization;

         4.2.3. shall not act in any fashion or take any action which will render Cisco liable for a violation of the U.S. Foreign Corrupt Practices Act, the provisions of which include a prohibition against the offering, giving or promising to offer or give, directly or indirectly, money or anything of value to any non-U.S. official or a non-U.S. government, political party or instrumentality thereof in order to assist Subcontractor or Cisco in obtaining or retaining business;

         4.2.4. shall not, directly or through a third party, remove, alter, change or interface with the Subcontractor Work Product for the purpose of preventing Cisco or the Customer from utilizing the Subcontract Work Product; and

         4.2.5. shall take no action, nor fail to take any action, which action or failure to act could result in Cisco's being in violation of any law or regulation relating to the performance of either party's obligations under this Agreement, including the PSA and any SOW.

4.3. Subcontractor will use qualified individuals with suitable training, experience, capabilities, skill and licenses to perform its obligations under this Agreement and any SOW. Notwithstanding Subcontractor's compliance with this provision, such individuals shall be subject to approval by Cisco and, if required by the PSA, by Customer' and shall be removed (and immediately replaced by Subcontractor with personnel meet under requirements of this Section 4.3) at Cisco or Customer request.

4.4. Subcontractor will perform this Agreement and any SOW hereunder in a manner consistent with industry standards reasonably applied to the performance of such work.

4.5. All Deliverables developed or supplied by Subcontractor hereunder shall meet the requirements of Section 4.6 and

         4.5.1. shall not contain any intentionally designed timer, clock, counter or other limiting design, function or routine which causes it to be erased, inoperable, or otherwise incapable of being used fully in the manner for which it was designed after the occurrence or lapse of any triggering event;

         4.5.2. shall comply with the terms of Cisco's Year 2000 Compliance Agreement, a copy of which shall be executed by Subcontractor upon execution of this Agreement and appended hereto as Exhibit B. and Subcontractor shall cause its subcontractor(s) and any other third parties who may provide products or services in support of Subcontractor's performance of this Agreement or any SOW hereunder to execute and deliver to Cisco the Year 2000 Compliance Agreement; and

         4.5.3. if consistent with the requirements of this Agreement and any SOW hereunder (including Year 2000 Compliance), shall be in conformance with Subcontractor's published specifications or, in the case of purchased software, the specifications of the third party source.

4.6.     The Services and Subcontractor Work Product provided hereunder shall:

         4.6.1.   be of good and marketable quality;

         4.6.2. be free from all defects in design, materials, workmanship, performance and title; and

         4.6.3. meet the applicable specifications, drawings, samples, descriptions and requirements specified in each SOW and this Agreement and as required by the PSA.

4.7. In the event of a breach of the warranties in this Section 4, Subcontractor shall without charge and without delay repair, replace, re-perform or modify the affected Services or Subcontractor Work Product so as to promptly correct such breach or default. All warranties shall survive inspection, acceptance and payment. Nothing in this Section 4 shall be construed to limit any other rights or remedies available to Cisco at law, in equity or otherwise.

4.8. Subcontractor has, or will obtain, confidentiality, non-disclosure, assignment of rights and other appropriate agreements with its employees, suppliers, consultants and subcontractor(s) sufficient to protect Cisco confidential information and Customer Confidential Information and sufficient to allow Subcontractor to provide Cisco with the ownership, assignments and licenses required or otherwise provided for in this Agreement and any SOW hereunder. Such agreements shall contain terms and conditions no less restrictive than the terms and conditions set forth in this Agreement and the applicable SOW.

4.9. Subcontractor shall ensure that its personnel and subcontractors, if any, shall comply with Customer's requests, rules and regulations(i) regarding conduct of Subcontractor's personnel, (ii) regarding security at Customer sites or in connection with Customer's systems, and (iii) regarding document retention. Unless otherwise agreed by Cisco, Subcontractor's personnel will observe the working hours, working rules, and holiday schedules of Customer while working on Customer's premises.

5.       INFRINGEMENT.

         Other than the Customer Confidential Information obtained in performance of any SOW, in performing the Services or preparing Subcontractor Work Product, Subcontractor will not (i) use or bring onto Cisco's or Customer's premises any confidential or proprietary information of a third party except to the extent Subcontractor has the right to use or bring onto Cisco's or Customer's premises such information, (ii) infringe upon the intellectual property rights (including, without limitation, patent, copyright, trademark or trade secret rights) of a third party, or, (iii) disclose or provide to Cisco or Customer or induce Cisco or Customer to use any confidential information that belongs to anyone other than Subcontractor except to the extent Subcontractor has the right to disclose and permit third parties to use (as applicable) such information. Subcontractor agrees to indemnify Cisco for any and all losses or liabilities, fines, penalties and consequences, including attorneys fees, Cisco may incur by reason of the alleged breach of this Subsection.

6.       OWNERSHIP AND LICENSE.

6.1.     [****]

6.2.     [****]

6.3.     [****]

6.4.     [****]

6.5.     [****]

**** Represents material which has been redacted pursuant to a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended.

7.       SOFTWARE LICENSE.

7.1. Subject to the terms of this Agreement, Cisco grants to Subcontractor a nonexclusive and nontransferable license to use the Software specified in the SOW in object code form and related documents (e.g. technical specifications, manuals) for the sole purpose of providing Services and preparing Subcontractor Work Product pursuant to such SOW. The license granted herein shall be for use of the Software solely as provided in this Section 7 and the SOW. Unless expressly authorized in a specific SOW, this license shall extend only to Software to be integrated into products delivered to and installed for Customer. EXCEPT AS EXPRESSLY AUTHORIZED UNDER THIS AGREEMENT AND A SPECIFIC SOW, SUBCONTRACTOR SHALL NOT (AND SHALL NOT PERMIT A THIRD PARTY TO): COPY, IN WHOLE OR IN PART, SOFTWARE OR RELATED DOCUMENTS; USE THE SOFTWARE ON UNAUTHORIZED) OR SECONDHAND CISCO EQUIPMENT; MAKE ERROR CORRECTIONS OR OTHERWISE MODIFY THE SOFTWARE OR DOCUMENTS; DECOMPILE, DECRYPT, REVERSE ENGINEER, DISASSEMBLE OR OTHERWISE REDUCE ALL OR ANY PORTION OF THE SOFTWARE TO HUMAN-READABLE FORM; OR TRANSFER, SUBLICENSE, RENT, LEASE, DISTRIBUTE, SELL, OR CREATE DERIVATIVE WORKS OF THE SOFTWARE OR DOCUMENTS.

7.2. Section 3 of this Agreement, Confidentiality, applies to the Software licensed herein above. Subcontractor shall maintain and reproduce all copyright and other proprietary notices on all copies, in any form, of the Software in the same form and manner that such copyright and other proprietary notices are included on the Software. Subcontractor agrees that aspects of the Software and associated documentation, including the specific design and structure of individual programs, constitute trade secrets and/or copyrighted material of Cisco. Subcontractor shall not disclose, provide, or otherwise make available such trade secrets of copyrighted material in any form to any third party without the prior written consent of Cisco. Subcontractor shall implement reasonable security measures to protect such trade secrets and copyrighted material. Title to Software and documentation shall remain solely with Cisco.

7.3. This license is effective until terminated either separately or upon termination of this Agreement. Upon termination Subcontractor shall destroy or return to Cisco all copies of Software and documents relating thereto in its possession. If Subcontractor destroys licensed materials, it shall certify in writing to Cisco that such destruction has occurred. Termination of the license granted in this Section 7 is automatic upon expiration or termination of this Agreement. Cisco also may terminate this license upon written or oral notice to Subcontractor, with or without prior notice. Subcontractor also may terminate this license at any time by destroying all copies of Software and documents relating thereto which are in Subcontractor's possession and notifying Cisco of the termination. This license will terminate immediately without notice from Cisco if Subcontractor fails to comply with any provision of this license.

7.4. If any portion of this license section is found to be void or unenforceable, the remaining provisions of this license shall remain in full force and effect. This license constitutes the entire license between the parties with respect to the use of Software.

7.5. Cisco's commercial software and commercial computer software documentation is provided to United States Government agencies in accordance with the terms of this software license, and per subparagraph "(c)" of the "Commercial Computer Software-Restricted Rights" clause at FAR 52.227-19 (June 1987). For DOD agencies, the restrictions set forth in the "Technical Data-Commercial Items" clause at DFARS 252.227-7015 (Nov 1995) shall also apply.

8.       ACCEPTANCE.

         For purposes of this Agreement, acceptance of the Services and Subcontractor Work Product described in each SOW shall occur on the date such Services and Subcontractor Work Product have met the completion criteria specified in the Statement of Work to the reasonable satisfaction of Cisco, as evidenced by issuance of written confirmation of completion and acceptance by Cisco. Final acceptance of Services or Subcontractor Work Product may, in Cisco's discretion, be held in abeyance pending acceptance of same by the Customer.

9.       FEES FOR SERVICES PERFORMED.

9.1. Subcontractor shall be paid the amounts determined in accordance with this Section 9 and the SOW for the Services and Subcontractor Work Product . Such payments shall be Subcontractor's sole compensation, including travel and all other expenses, for its rendering of the Services and preparation and delivery of the Subcontractor Work Product, including the Subcontractor Work Product and Results required to be delivered to Cisco under this Agreement and the applicable SOW.

9.2. Except as otherwise set forth in an applicable SOW, Subcontractor shall determine the amount due for each category of resource listed in the following chart by multiplying the hourly rate for each such category times the number of hours [****] spent by such resource in providing Services for the project specified in the SOW (the "Project"). Subject to Subcontractor approval, additional discounts may apply.

                                                                          DESCRIPTION OF QUALIFICATIONS,
      RESOURCE CATEGORY                        RATE PER HOUR              RESPONSIBILITIES AND TASKS
      -----------------                        -------------              --------------------------
      Project Manager                          US $ [****]
      Senior Project Engineer                  US $ [****]
      Project Engineer                         US $ [****]
      ___________________                      US$
      ___________________                      US$


9.3. Cisco shall notify Subcontractor in writing within 5 days following the later of (i) completion of the Services and acceptance of the Services and Deliverables by Cisco and Customer and (ii) final acceptance of the Project by Customer. Subcontractor shall invoice Cisco at the address set forth in the SOW for the Services provided with respect to the Project in an amount determined in accordance with this Section 9 and the SOW. Payment terms are thirty days from receipt of a correct invoice. If Cisco shall send to Vendor payment for an invoice within [****] of receipt of an invoice from Vendor, the amounts otherwise due Subcontractor pursuant to such invoice shall be [****] and payment of such [****] amount by Cisco shall constitute payment in full of the invoiced amount.

9.4.     [****]





**** Represents material which has been redacted pursuant to a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended.

10.      INDEPENDENT CONTRACTOR

         Cisco and Subcontractor are independent contractors and have no power or authority to bind the other or to create any obligation or responsibility on behalf of the other. Under no circumstances shall any employee of one party be deemed to be the employee of the other for any purpose. Nothing herein shall be construed as implying a joint venture, agency, employer-employee or partnership relationship between the parties hereto. Subcontractor is solely responsible for all of its own taxes, withholdings, and other similar statutory obligations related to this Agreement and any SOW.

11.      RELATIONSHIP TO THE PSA.

         Selection of subcontractors to perform the work required under a particular Customer PSA shall be in the sole discretion of Cisco, and is, if required by the PSA, subject to Customer approval. Subcontractor agrees that all its personnel who, pursuant to this Agreement, will be on Cisco's or a Customer's premises shall have appropriate authorization issued by Cisco and/or Customer prior to being accorded access to such premises. Denial of access because of failure to comply with either Cisco's or Customer's security procedures shall not be the basis of a claim for breach, nor substantiate any other claim whatsoever by Subcontractor.

12.      CHANGES TO A SOW.

         Cisco may at any time by written request make changes to a SOW, provided such changes are within the general scope of the SOW, and Subcontractor shall proceed without delay to evaluate requested changes and notify Cisco promptly (but in all cases within twenty-four (24) hours after receiving such request) of any objections to the requested changes. Should any change to an SOW directly result in a change to the time, place or cost of performance of the SOW, Subcontractor shall, within the earlier of the time specified in such request or fifteen
         (15) days of being directed to implement the change, notify Cisco that there will be an impact to the SOW cost or schedule and describe such impact. In the event the Parties reasonably determine such a change increases or decreases the cost of, or the time required for, performance of the Services or preparation of the Subcontractor Work Product under any SOW, the Parties shall agree upon an equitable adjustment to the SOW, including possible adjustment of prices or delivery schedules. For changes requested by Cisco at Customer's request or direction, such equitable adjustment shall be subject to Customer's approval and funding.

13.      TERM.

         This Agreement will commence on the Effective Date and will continue in effect for a period of [****] years or for the period of any incomplete SOW in existence on the expiration date, whichever is later, unless amended to establish a later expiration date by


**** Represents material which has been redacted pursuant to a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended.

         a written agreement signed by both parties, or until terminated as provided in this Agreement.

14.      TERMINATION.

14.1. Cisco may terminate this Agreement or any individual SOW at any time, with or without cause, by giving [****] written notice to Subcontractor. In the event of a termination due to breach by Subcontractor of this Agreement or any SOW, Cisco may, in its sole discretion, offer Subcontractor the opportunity to cure within the [****] notice period. In the event of a termination or failure to cure under this subsection, as of the tenth day after receipt of notice of termination, Subcontractor shall immediately cease work on the terminated matter(s), performing only efforts reasonably necessary to wind down and preserve work that has been performed or as specified in
         Section 14.4. In the event of a termination of this Agreement, or any SOW, for any reason, Subcontractor shall be obligated to deliver, and Cisco will be obligated to pay Subcontractor for, only Services and Subcontractor Work Product actually performed or prepared by Subcontractor prior to the date of termination, and delivered to and accepted by Cisco (such acceptance by Cisco to not be unreasonably withheld) and by Customer within a reasonable time after the effective date of termination, consistent with the payment terms in the SOW. Subcontractor shall also take all actions required to protect and preserve new property in the possession of Subcontractor in which Cisco or Customer has an interest. Cisco may, upon notice to Subcontractor, deduct from the amounts otherwise payable by Cisco to Subcontractor any undisputed amounts payable by Subcontractor to Cisco.

14.2. Subcontractor may terminate this Agreement and/or any individual SOW if Cisco breaches a material provision of this Agreement or any SOW and fails to cure such breach within [****] of receipt of written notice of the breach from Subcontractor.

14.3. Notwithstanding the foregoing, this Agreement and/or any SOW hereunder may be terminated immediately by Cisco in the event of (i) Subcontractor's breach of Subsection 2.5 (licenses and permits),
         Section 3 (Confidentiality), Section 4 (Subcontractor's Representations, Warranties and Covenants), Section 6 (Ownership and License), Section 7 (Software License), or Subsection 19.10 (Export Law Control), (ii) in the event of a sale of all or substantially all of Subcontractor's assets, or transfer of a controlling interest in Subcontractor to an unaffiliated third party or (iii) expiration or termination of the PSA for any reason.

14.4. Notwithstanding the foregoing, upon termination of this Agreement for any reason, Cisco reserves the right to determine whether to require Subcontractor to complete any SOWs previously executed by Cisco and Subcontractor. If completion is required by Cisco, Subcontractor shall perform the relevant SOW(s) in conformance with their respective terms and conditions, and this Agreement, including this termination section, will continue to apply to that performance.


**** Represents material which has been redacted pursuant to a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended.

14.5. Subcontractor shall, if requested by Cisco, take all reasonable steps to achieve an orderly transition upon termination and shall, if requested by Cisco, provide reasonable training for Cisco or third party personnel and other support and assistance to ensure continuity in the performance of the obligations set forth in the PSA. If the efforts required are more than nominal transfers of residual materials and information, Cisco will pay Subcontractor a reasonable fee for such training and other services as may be mutually agreed by the parties; provided, however that Subcontractor shall not refuse to provide such training and other services prior to agreement by the parties with respect to such fees.

14.6. Subcontractor and Cisco shall continue performing its obligations under this Agreement while any dispute with Cisco is being resolved unless and until this Agreement and all SOWs expire or terminate.

14.7. The rights and remedies of each party provided in this Section shall not be exclusive and are in addition to other rights and remedies provided at law, in equity or otherwise under this Agreement.

15.      INDEMNIFICATION.

15.1. Subcontractor shall defend, indemnify and hold harmless Cisco, its corporate affiliates and their officers, directors, employees and agents and their successors and assigns, against and from any and all claims, judgments, liabilities, losses, injuries, penalties, fines and damages of every nature (including, without limitation, incidental costs and expenses, reasonable attorney's fees, reasonable costs of investigation and litigation, interest and penalties) to the extent caused by the acts or failure to act of Subcontractor, its officers, directors, employees, agents, consultants, subcontractors or vendors, directly or indirectly arising out of or in conjunction with Subcontractor's performance of this Agreement or related SOWs, including without limitation failing to comply with any applicable law or regulation or failing to obtain or maintain the validity of any state, local or federal permit, license, or approval required for performance of either party's obligations hereunder.

15.2. This indemnity protection includes any claims of infringement of intellectual property rights and claims of use of confidential or proprietary information of third parties, as provided in Section 5 hereof. In such cases, as for other indemnifiable actions, Subcontractor will pay the costs of defense and settlement and any costs and damages finally awarded by a court, arbitrator, mediator, or the other decision making authority of competent jurisdiction against Cisco. If such a claim is made or appears likely to be made, Subcontractor may procure the right for Cisco to continue using the allegedly infringing item, may modify the item or may replace it. If use of the alleged infringing item by Cisco or a Customer is enjoined, and Subcontractor determines that none of these alternatives is reasonably available, Subcontractor will take back the infringing item and refund its depreciated value, and replace the item or re-perform the affected work with non-infringing items. The rights and remedies of Cisco provided in this Section shall not be Cisco's exclusive remedy and are in addition to all ocher rights and remedies of Cisco provided at law, in equity or otherwise.

         Subcontractor shall not settle any claims under this Section 15 without Cisco's prior written consent. Cisco shall reasonably cooperate with Subcontractor, at Subcontractor's expense, in the defense of any claims under this Section 15.

16.      CONSEQUENTIAL DAMAGES WAIVER

         EXCEPT FOR LIABILITY ARISING OUT OF OR IN CONNECTION WITH SUBCONTRACTOR'S BREACH OF SECTION 3 (CONFIDENTIALITY), SECTION 6 (OWNERSHIP AND LICENSE) ) OR SECTION 7 (SOFTWARE LICENSE) OR SECTION
         8.10 (EXPORT LAW CONTROL) OR ANY OTHER BREACH OF CISCO'S PROPRIETARY RIGHTS UNDER THIS AGREEMENT, IN NO EVENT SHALL EITHER PARTY OR ITS SUPPLIERS BE LIABLE TO THE Old PARTY FOR ANY PUNITIVE, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOST PROFITS OR LOST DATA, OR ANY OTHER INDIRECT DAMAGES AS A RESULT OF A BREACH OF THIS AGREEMENT EVEN IF SUCH PARTY OR ITS SUPPLIERS HAVE BEEN INFORMED OF THE POSSIBILITY THEREOF. Payments based on the indemnification obligations of Subcontractor shall be considered direct damages and are not subject to the foregoing waiver of consequential damages without regard to the nature of the third party claim giving rise to the indemnification obligation.

17.      INSURANCE.

17.1. Subcontractor shall at all times during the term of this Agreement and at its own expense provide and maintain, and shall require each subcontractor (regardless of tier) to provide and maintain, in effect those insurance policies and minimum limits of coverage as designated below or such additional policies or higher amount as required (and subject to any additional terms) as are required by the PSA, and any other insurance required by an SOW or by law in any state where Subcontractor or its subcontractor(s) (regardless of tier) provides Services under this Agreement, in insurance companies with an A.M. Best's Insurance Rating of A:VIII or better or otherwise acceptable to Cisco, and will comply with all those requirements as stated herein. In no way do these minimum requirements limit the liability assumed elsewhere in this Agreement.

         17.1.1. Workers' Compensation and Employers Liability Insurance. Workers' Compensation insurance shall be provided as required by any applicable law or regulation and, in accordance with the provisions of the laws of the nation, state, territory or province having jurisdiction over Subcontractor's employees. Employers Liability insurance shall be provided in amounts not less than [****]. If there is an exposure to injury of Subcontractor's employees under the US Longshoremen's and Harbor Workers' Compensation Act, the Jones Act or under laws, regulations or statutes applicable to maritime employees, coverage shall be included for such injuries or claims.

         17.1.2. General Liability Insurance. Subcontractor shall carry a policy of Commercial General Liability or Public Liability insurance covering all operations by or on behalf of Subcontractor arising out of or connected with


**** Represents material which has been redacted pursuant to a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended.

                  this Agreement providing insurance for bodily injury liability and property damage liability for the limits of liability indicated below and including but not limited to coverage for:

                  o        premises and operations

                  o        products-completed operations

                  o contractual liability (including advertising and personal injury) insuring the obligations assumed by Subcontractor in this Agreement

                  o broad form property damage (including completed operations) personal injury liability (with deletion of the exclusion for liability assumed

                  o        under contract)

                  o        independent contractor's protective liability

                  The limits of liability shall not be less than:

                  [****] each occurrence combined single limit (for bodily injury and property damage)

                  [****]       general aggregate


         17.1.3. AUTOMOBILE LIABILITY INSURANCE. Subcontractor shall carry Business Automobile Liability insurance, including bodily injury and property damage for all vehicles used in the performance of Subcontractor's SOWs under this Agreement, including but not limited to all owned, hired and non-owned vehicles. The limits of liability shall be [****] combined single limit for each accident or whatever is required by statute, whichever is greater.

         17.1.4. ERRORS AND OMISSIONS LIABILITY INSURANCE (PROFESSIONAL LIABILITY). Subcontractor shall provide evidence of insurance for design and professional liability evidencing coverage with a limit of not less than [****] per claim and [****] in the aggregate.

         17.1.5. UMBRELLA LIABILITY AND/OR EXCESS LIABILITY INSURANCE. Subcontractor shall carry Umbrella Liability and/or Excess Liability insurance for not less than the following limits in excess of the limits provided by the Subcontractor's Employer's Liability, Commercial General Liability, and Automobile Liability insurance policies. The Umbrella/Excess policy shall not contain an exclusion for contractual liability.

                  [****] each occurrence (combined single limit for bodily injury and property damage)

                  [****]       general aggregate

         17.1.6. Subcontractor shall continue to maintain liability insurance for the products-completed operations hazard and for the errors and omissions hazard for three years following completion of and acceptance of the Services and


**** Represents material which has been redacted pursuant to a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended.

                  Subcontractor Work Product by Cisco. Subcontractor shall furnish Certificates of Insurance annually to Cisco at the beginning of each of these subsequent three years as evidence of this required insurance.

         17.1.7. Cisco, its officers, directors, employees and agents shall be named as Additional Insureds for General Liability and Excess/Umbrella liability policies above. The policy(s) shall be endorsed to stipulate that Subcontractor's insurance shall be primary insurance and that any other insurance maintained by Cisco shall be excess only and non-contributing.

         17.1.8. Certificates of Insurance shall be furnished by Subcontractor to Cisco before work on any Services or Subcontractor Work Product are commenced hereunder by Subcontractor and thirty
                  (30) days prior to policy renewal. The Certificates of Insurance shall provide that there will be no cancellation or non-renewal of coverage without thirty (30) days prior written notice to Cisco. Copies of the endorsements required hereunder shall be furnished with the certificates. If reasonably requested by Cisco, a certified copy of the actual policy(s) with appropriate endorsement(s) shall be provided to Cisco.

         17.1.9. If Subcontractor does not comply with the insurance requirements of this Section, Cisco may, at its option, provide insurance coverage to protect Cisco and Subcontractor and charge Subcontractor for the cost of that insurance. The required insurance shall be subject to the approval of Cisco, but any acceptance of insurance certificates by Cisco shall not limit or relieve Subcontractor of the duties and responsibilities assumed by it under this Agreement.

         17.1.10. Except where prohibited by law, Subcontractor does hereby and its insurers and its subcontractor(s), consultants, suppliers, and agents (regardless of tier) and their respective insurers do hereby, waive all rights of recovery or subrogation against Cisco, its affiliates and their respective officers, directors, employee, agents, and insurers. Subcontractor shall cause its subcontractor(s), consultants, suppliers and agents (regardless of tier) and their respective insurers to acknowledge and agree to such waiver and shall provide Cisco with a copy of such waiver.

         17.1.11. Subcontractor shall obtain insurance or shall reimburse Cisco or Customer, as appropriate, for loss or damage to any Cisco-owned or Customer-owned property in the care, custody, or control of Subcontractor, for all losses including, but not limited to theft, loss, misappropriation or destruction caused by Subcontractor, its employees, agents, members or consultants whether intentional or through negligence.

         17.1.12. In the event Subcontractor utilizes the services of subcontractors of any type to perform the Services contemplated hereunder, Subcontractor shall require from or provide for all subcontractors the same minimum insurance


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

                  requirements detailed above. Cisco reserves the right to request copies of subcontractor certificates and/or certified copies of insurance policies from Subcontractor when deemed necessary.

18.      INJUNCTIVE RELIEF.

         The parties agree unauthorized use of Confidential Information, Subcontractor Work Product, or any information contained therein could irreparably diminish the value to Cisco of its trade secrets or proprietary information such that Cisco will have no adequate remedy in damages. Therefore, if Subcontractor breaches any of its confidentiality obligations hereunder, Cisco shall be entitled to equitable relief to protect its interests therein, including but not limited to injunctive relief, as well as monetary damages.

19.      GENERAL.

19.1. NOTICES. All notices intended for the parties shall be effective if sent to their respective addresses set forth in the preamble to this Agreement; if to Cisco, Attention: [****]; if to Subcontractor,
         Attention: [****]. Notices under this Agreement will be sufficient only if personally delivered, delivered by a major commercial rapid delivery courier service with next business day delivery and tracking capabilities and costs prepaid, or mailed by prepaid certified or registered mail, return receipt requested, to a party at its address first set forth in this Agreement. If not received sooner, notices by mail shall be deemed received three (3) days after deposit in the U.S. mails.

19.2. AUDIT. Subcontractor shall maintain accurate records of all amounts billable to and payments made by Cisco hereunder in accordance with recognized accounting practices and the requirements of the PSA. Cisco shall have the right to audit any and all records of Subcontractor relating to this Agreement and any SOW hereunder, including all documents related to Subcontractor's compliance with Sections 2.5, 2.9,
         4.2 and employee timecards upon reasonable notice, during business hours and with minimal disruption to Subcontractor's business. Subcontractor agrees that such records will be available for audit by Cisco or its agents during nonnal business hours upon reasonable notice. Customer shall have the right to audit the records and operations of Subcontractor in accordance with the applicable provisions of the PSA; provided that Subcontractor is furnished with the applicable portions of the PSA prior to entry into an SOW.

19.3. CHOICE OF LAW. The validity, interpretation, and performance of this Agreement shall be controlled by and construed under the laws of the [****], United States of America, as if performed wholly within the state and without giving effect to the principles of conflicts of laws. The parties specifically disclaim the UN Convention on Contracts for the International Sale of Goods.

19.4. NO WAIVER. No waiver of rights under this Agreement or any SOW hereunder by either party shall constitute a subsequent waiver of this or any other right under this Agreement or any SOW.


**** Represents material which has been redacted pursuant to a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended.

19.5. ASSIGNMENT. Neither this Agreement nor any rights or obligations under this Agreement (nor any SOW hereunder), other than monies due or to become due, shall be assigned or otherwise transferred by Subcontractor (by operation of law or otherwise) without the prior written consent of Cisco. Cisco shall have the right to assign all or part of this Agreement without Subcontractor's approval. This Agreement and any SOW shall bind and inure to the benefit of the successors and permitted assigns of the parties.

19.6. ILLEGALITY. In the event that any of the terms of this Agreement or any SOW hereunder or the performance of any obligation by either party thereunder becomes or is declared to be illegal by any court of competent jurisdiction or other governmental body, such term(s) shall be null and void and shall be deemed deleted from this Agreement or the SOW. All remaining terms of this Agreement or the SOW shall remain in full force and effect. Notwithstanding the foregoing, if this paragraph becomes applicable and, as a result, the value of this Agreement or any SOW is substantially impaired for either party, then the affected party may terminate this Agreement or the SOW by written notice to the other.

19.7. ATTORNEYS' FEES. In any suit or proceeding between the parties redating to this Agreement or any SOW hereunder, the prevailing party will have the right to recover from the other its costs and reasonable fees and expenses of attorneys, accountants, and other professionals incurred in connection with the suit or proceeding, including costs, fees and expenses upon appeal, separately from and in addition to any other amount included in any judgment in its favor issued by a court or other tribunal or decision maker of competent jurisdiction. This provision is intended to be severable from the other provisions of this Agreement, and shall survive and not be merged into any such judgment.

19.8. NO AGENCY. Neither party has the right or authority to, and shall not, assume or create any obligation of any nature whatsoever on behalf of the other party or bind the other party in any respect whatsoever.

19.9.    SURVIVAL. Sections 3, 4, 5, 6, 14, 15, 16, 17.1.6, 17.1.10, 17.2, 18
         and 19 shall survive termination or expiration of this Agreement.

19.10.   EXPORT LAW CONTROL

         19.10.1. Subcontractor hereby acknowledges that the Services, Subcontractor Work Product, Results, Cisco products and technology or direct products thereof (hereafter referred to as "Products and Technology"), supplied by Cisco or used or created by Subcontractor under this Agreement are subject to export controls under the laws and regulations of the United States (U.S.). Subcontractor shall comply with such laws and regulations and agrees not to export, re-export or transfer Products and Technology without first obtaining all required U.S. government authorizations or licenses. Cisco and Subcontractor each agree to provide the other such information and assistance as may reasonably be required by the other in connection with securing such authorizations or licenses, and to take timely action to obtain all required support documents.

         19.10.2. Subcontractor hereby certifies that none of the Products and Technology supplied by Cisco or used or created by Subcontractor under this Agreement will be exported, re-exported, or otherwise transferred by Subcontractor:

                  (i) to a U.S. embargoed or highly restricted destination, (15 United States Code of Federal Regulations ("CFR")
                           Part 746)

                  (ii) for use by or for any military end-user, or in any military end-use located in or operating under the authority of any country identified in Country Group D1 under 15 CFR, Supplement No. 1 to Part 740, (15 CFR Part 740)

                  (iii) to, or made available by Subcontractor for use by or for, any entity that is engaged in the design, development, production, stockpile or use of nuclear, biological or chemical weapons or missiles, (15 CFR
                           Part 744)

                  (iv) to parties on any of the U.S. Government's lists of denied persons, (15 CFR Part 764)

         without first obtaining all required U.S. Government authorizations or licenses.

         Subcontractor's obligation under this Section 19 shall survive the expiration or termination of this Agreement. Subcontractor agrees to maintain a record of exports, re-exports, and transfers of the Products and Technology for five years and to forward within that time period any required records to Cisco or, at Cisco's request, the U.S. Government. Subcontractor agrees to permit audits by Cisco or the U.S. Government as required under the regulations to ensure compliance with this Agreement.

19.11. MISREPRESENTATION WARRANTY. Subcontractor hereby agrees to indemnify Cisco for the cost of satisfying any warranties made by Subcontractor to Customer in performance of this Agreement or any SOW hereunder, and for any representation or misrepresentation regarding Cisco's reputation or Cisco's products.

19.12. FORCE MAJEURE. Neither party shall be liable for any delay or failure in performance due to acts of God, earthquake, flood, riots, fire, epidemics, war or terrorism (a "Force Majeure Event"). Each party shall immediately notify the other party of the occurrence of Force Majeure Event affecting such party and shall use all reasonable efforts to ! recommence performance as soon as possible. The obligations and rights of the excused party shall be extended on a day-to-day basis for the time period equal to the period of the excusable delay.

19.13. ENTIRE AGREEMENT. This Agreement, together with the terms of the PSA with which Subcontractor must comply pursuant to this Agreement and all SOWs expressly incorporated herein, is the complete agreement between the parties hereto concerning the subject matter of this Agreement and replaces any prior oral or written communications between the parties, and expressly supersedes that Professional Services Subcontract Agreement between the parties dated November 24, 1998 and such agreement shall be terminated as of the date hereof and be of no further force or effect. There are no conditions, understandings, agreements, representations, or warranties, expressed or implied, which are not specified herein. This Agreement may only be modified by a written document executed by the parties hereto.

19.14. NO THIRD PARTY BENEFICIARIES. Except as expressly set forth herein, nothing expressed or referred to in this Agreement shall be construed to give any person or entity other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement.






















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